EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

International Bancshares Corporation

We consent to the incorporation by reference in Registration Statement (No. 333-128147) on Form S-8 of International Bancshares Corporation of our reports dated February 24, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which reports are incorporated by reference and included in the December 31, 2008 annual report on Form 10-K of International Bancshares Corporation.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

February 24, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

International Bancshares Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-128147) on Form S-8 of International Bancshares Corporation of our report dated February 28, 2007, with respect to the consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows of International Bancshares Corporation and subsidiaries for the year ended December 31, 2006, which report appears in the December 31, 2008 annual report on Form 10-K of International Bancshares Corporation.  Our report on the consolidated financial statements refers to a change in the method of accounting for stock-based compensation in 2006.

/s/ KPMG, LLP

San Antonio, Texas

February 24, 2009